UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
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☑	Soliciting Material Pursuant to §240.14a-12
MOBILE MINI, INC.

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THE FOLLOWING IS AN EMAIL SENT TO MOBILE MINI INC. U.S. AND CANADIAN
EMPLOYEES ON FEBRUARY 22, 2008 IN CONNECTION WITH ITS PLANNED MERGER
WITH MOBILE STORAGE GROUP
February 22, 2008
To All Mobile Mini Employees:
I am very happy to announce to you today, that we have reached an agreement to merge Mobile Storage Group and Mobile Mini Inc. By bringing Mobile Storage Group into Mobile Mini, many opportunities are now available that may otherwise have not been possible separately. Opportunities to better serve our customers, opportunities for expansions into new markets, greater cost savings, and of course even greater personal opportunities for each of you, to mention a few.
The structure of this deal is unlike any we have done in the past, in that Mobile Storage Group’s owners will have a 20% ownership stake in Mobile Mini, making them the single largest shareholder. As a result, this is NOT an acquisition but is a merger of two great companies into one.
There are many questions yet to be answered and you have my commitment to provide you with information as it becomes available. My intention with this announcement today is to convey to you a few of the points we know and foresee happening.
•	There remains a great deal of work to be done before this merger is complete, and we anticipate the Closing will be in June.

•	As a publicly traded company, this transaction will require approval from the Mobile Mini shareholders, and from the Department of Justice. In addition, we are also working to have our financing package in place. We are comfortable that each of these items will be obtained.

•	The business will continue to be known as Mobile Mini Inc. with our corporate headquarters in Tempe, Arizona.

•	We anticipate over 30 new branch locations in the US and UK as a result of this merger. Additionally, we will be combining the operation in over 50 markets where we each have branch locations.

•	Mobile Storage Group will bring many experienced management people to Mobile Mini including:
•	Doug Waugaman Mobile Storage Group’s current CEO who will assume the role with us as Chief Operating Officer of Integration

•	Bill Armstead and Jody Miller will run two of the four geographic Divisions in the United States. Both will report directly to Russ Lemley.

•	Ron Halchishak Mobile Storage Group’s current UK Managing Director will bring a great deal of knowledge and expertise to our business in the UK.

•	Jeff Kluckman Vice President of Acquisitions for Mobile Storage Group.

•	Sanjay Swani and Mike Donavan, with Welsh, Carson, Anderson & Stowe, Mobile Storage Group’s current owners, will be joining the Mobile Mini Inc. Board of Directors.
I began this announcement speaking of the opportunities of this merger. Opportunities become reality only as a result of hard work. As always, the opportunities ahead are many, for us as a business and for each of you personally. In fact, the opportunities for our employees and Mobile Storage employees are tremendous.
•	What does this mean for you:
•	Our goal is to try to keep every MSG salesperson and to try to keep all of the drivers of the combined companies (but all staffing decisions will be made by the combined company after the merger is complete) In addition, we will lower our ratio of salespeople to number of units on rent so that our existing salespeople and the new salespeople can make even more money.

•	There will also be a lot of opportunities for existing managers to be promoted to regional managers. As a result of the combined companies we will be looking for five new regional managers in the US and four new regional managers in the UK. In addition, we will also be adding to our yard, dispatch and office staff to support the additional customers and units on rent.

•	Our plan is to consolidate their corporate offices into our Tempe corporate office. As a result of a much larger company, there will be many opportunities for advancement with existing and new positions.
With this merger, you have an even greater opportunity to continue your work, your ambition and your future.
I truly believe we will look back at this merger many years from now and comment that it was a transforming event in the history of our company. As a result of your individual efforts, you have made Mobile Mini into the successful business we are today. You have put us in a position to take advantage of this unique merger opportunity and for this, you should be proud, and for which I am very appreciative.
I would like to make one last comment which I believe is very important. I know it may be tempting to tell customers, vendors and maybe even MSG employees that this is not a merger and is an acquisition. Mobile Mini will not tolerate these types of comments and will have a zero tolerance for such comments or actions.
In the US, Russ and the two SVP’s will be setting up conference calls so that you can ask questions. Deborah Keeley will also be available for corporate questions. Martin Crayden will be available for UK questions and of course I will also be available to answer any questions.
I must say that potential opportunities always come with challenges but I am confident that with our team and MSG’s team we will together build an incredible company which will benefit all, including our shareholders.
Thank you and have a wonderful weekend,
Steve Bunger
President and CEO

This communication contains forward-looking statements, particularly regarding Mobile Mini’s planned merger with Mobile Storage Group, which involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Among the risks and uncertainties that may affect future results are the ability to obtain the approval of the transaction by the Mobile Mini’s stockholders; the ability to obtain governmental approvals of the transaction or to satisfy other conditions to the transaction on the proposed terms and timeframe; and the ability of Mobile Mini to obtain financing. Additional risks and uncertainties are described from time to time in the Company’s SEC filings. Forward-looking statements represent the judgment of the Company, as of the date of they are made (in this instance, the date of this release), and Mobile Mini disclaims any intent or obligation to update forward-looking statements.
This communication is being made in respect of the proposed merger transaction involving Mobile Mini and Mobile Storage Group and may be deemed to be soliciting material relating to the proposed transaction. In connection with the proposed transaction, Mobile Mini will file a proxy statement relating to a special meeting of its stockholders and other relevant documents concerning the proposed transaction with the Securities and Exchange Commission. Before making any voting or investment decision, stockholders of mobile mini are urged to read the proxy statement regarding the proposed transaction and any other relevant documents carefully in their entirety when they become available because they will contain important information about the proposed transaction. The definitive proxy statement will be mailed to Mobile Mini’s stockholders. Stockholders of Mobile Mini will be able to obtain a free copy of the proxy statement, as well as other filings containing information about Mobile Mini without charge, at the Securities and Exchange Commission’s Internet site (http://www.sec.gov). Copies of the proxy statement and the filings with the Securities and Exchange Commission that will be incorporated by reference in the proxy statement can also be obtained, when available, without charge, by directing a request to Mobile Mini, Inc. 7420 South Kyrene Road, Suite 101. Tempe, AZ 85283 Attention: Investor Relations.
Mobile Mini and its respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Mobile Mini’s directors and executive officers is available in Mobile Mini’s notice of annual meeting and proxy statement for its most recent annual meeting and Mobile Mini’s Annual Report on Form 10-K for the year ended December 31, 2006, which were filed with the Securities and Exchange Commission on March 1, 2007 and April 30, 2007, respectively. Other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the Securities and Exchange Commission when they become available.

THE FOLLOWING IS AN EMAIL SENT TO MOBILE MINI INC. U.K. EMPLOYEES ON
FEBRUARY 22, 2008 IN CONNECTION WITH ITS PLANNED MERGER WITH MOBILE
STORAGE GROUP
February 22, 2008
Dear Mobile Mini Employee,
I am proud to announce today that we have reached an agreement to merge Mobile Storage Group with Mobile Mini! By bringing the Mobile Storage Group of companies into Mobile Mini, we will be creating many opportunities that would otherwise not been previously possible. Opportunities to better serve our customers, expand into new markets, improve our economies of scale & most importantly provide greater personal opportunities for you, the Mobile Mini team in the UK.
The structure of the deal is unlike previous acquisitions. After completion the current owners of Mobile Storage Group will have a 20% ownership stake in Mobile Mini. Looking forward in the UK, we plan to continue running both companies whilst we jointly review how we can best integrate two great companies into one!
There are of course, many questions which have yet to be answered, however you all have my personal commitment to provide you with the relevant information as it becomes available. My intention with this letter is to advise you of what we foresee happening in the near term future.
•	At this time there remains a great deal of work yet to be completed before the transaction is closed. At present we anticipate a June closing.

•	As a publicly traded company, the transactions will require Mobile Mini shareholder approval & governmental approval.

•	After completion, the merged business will continue to be known as Mobile Mini, Inc. in the United States & Mobile Mini UK Limited in the UK.

•	We anticipate 21 new branches in the USA & 14 new locations in the UK.

•	We will be combining operations in 55 locations
Mobile Storage Group have a wealth of business experience in our marketplace, both in the USA & the UK, We therefore look forward to forging new business relationship & friendships with all of those who are currently employed by Mobile Storage in the UK.
I opened this letter with a reference to new opportunities. Opportunities are primarily a result of hard work. This merger of two great companies brings with it many new opportunities for the collective staff of both companies.
What does the deal mean to you?
•	Our primary goal will be to make the transition seamless. It is our intention to retain all sales staff & we also plan to lower the ration of sales execs to units on rent so everyone in sales can make more money!

•	In the UK we need all of the drivers employed by both companies

•	In overlapping branches, we believe that the combined fleet sizes will mean continued employment for all. With the scale of the new merged business, we will be looking for additional regional mangers & as usual we will be trying to promote from within for these positions
Each one of you has earned a place within Mobile Mini because of what you have accomplished. As a result of the combined efforts of the UK team, you have made Mobile Mini into the successful business we are today. For this you should be proud & I am very appreciative.
In conclusion, I would reconfirm that it is our intention to make these two great companies into one & our primary goal will be to take care of all of our collective employees. It is them who have built the two successful businesses we see today & it is also those people who will take the combined business to the next level.
Lastly, I would confirm that Martin or I will be available to answer any questions you may have as the process progresses.
With thanks & Kindest regards,
Steve Bunger
President & CEO
Mobile Mini, Inc
Mobile Mini UK
This communication contains forward-looking statements, particularly regarding Mobile Mini’s planned merger with Mobile Storage Group, which involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Among the risks and uncertainties that may affect future results are the ability to obtain the approval of the transaction by the Mobile Mini’s stockholders; the ability to obtain governmental approvals of the transaction or to satisfy other conditions to the transaction on the proposed terms and timeframe; and the ability of Mobile Mini to obtain financing. Additional risks and uncertainties are described from time to time in the Company’s SEC filings. Forward-looking statements represent the judgment of the Company, as of the date of they are made (in this instance, the date of this release), and Mobile Mini disclaims any intent or obligation to update forward-looking statements.
This communication is being made in respect of the proposed merger transaction involving Mobile Mini and Mobile Storage Group and may be deemed to be soliciting material relating to the proposed transaction. In connection with the proposed transaction, Mobile Mini will file a proxy statement relating to a special meeting of its stockholders and other relevant documents concerning the proposed transaction with the Securities and Exchange Commission. Before making any voting or investment decision, stockholders of mobile mini are urged to read the proxy statement regarding the proposed transaction and any other relevant documents carefully in their entirety when they become available because they will contain important information about the proposed transaction. The definitive proxy statement will be mailed to Mobile Mini’s stockholders. Stockholders of Mobile Mini will be able to obtain a free copy of the proxy statement, as well as other filings containing information about Mobile Mini without charge, at the Securities and Exchange Commission’s Internet site (http://www.sec.gov). Copies of the proxy statement and the filings with the Securities and Exchange Commission that will be incorporated by reference in the proxy statement can also be obtained, when available, without charge, by directing a request to Mobile Mini, Inc. 7420 South Kyrene Road, Suite 101. Tempe, AZ 85283 Attention: Investor Relations.
Mobile Mini and its respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Mobile Mini’s directors and executive officers is available in Mobile Mini’s notice of annual meeting and proxy statement for its most recent annual meeting and Mobile Mini’s Annual Report on Form 10-K for the year ended December 31, 2006, which were filed with the Securities and Exchange Commission on March 1, 2007 and April 30, 2007, respectively. Other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the Securities and Exchange Commission when they become available.

THE FOLLOWING IS A QUESTION AND ANSWER SUMMARY SENT TO ALL MOBILE
MINI INC. EMPLOYEES ON FEBRUARY 22, 2008 IN CONNECTION WITH ITS PLANNED
MERGER WITH MOBILE STORAGE GROUP
Frequently Asked Question’s About the Mobile Mini Inc. / Mobile
Storage Merger
Has the ownership of Mobile Mini Inc. changed?
No. The structure of this transaction is one where Mobile Storage Group and Mobile Mini have merged. The business will continue as Mobile Mini, Inc., we remain a publicly traded company. The merger with Mobile Storage Group means that they will have a 20% ownership of Mobile Mini stock. Steve Bunger and our executive management team remain in place and we will be filling many other key roles and new positions with a combination of Mobile Storage and Mobile Mini staff.
How do I answer the phone and communicate about this merger? What do I say?
Again, it is important to keep in mind that this transaction has not yet closed. We are announcing that an agreement for the merger has been reached. Until the transaction has closed, nothing changes in your everyday course of business. Nothing changes! We are and shall be known as simply Mobile Mini Inc. No reference to Mobile Storage Group should be made in any communications. We will be providing additional information about handling any business operation, policies, terms, etc for after the closing. Until this transaction is closed, nothing changes.
Do I tell customers, vendors, etc. of this merger?
This pending merger has been announced, so it is ok to discuss what has been publicly released. Again at this point, the merger has not been closed, so nothing changes in our day to day business.
Will there be changes to my compensation and benefit programs with Mobile Mini Inc?
There are no plans to make changes to your current compensation or benefit programs as a result of this merger, other than normal annual processes.
I work in a branch location where Mobile Storage also has a branch, will they both stay open and will I have a job?
The intent is to run the business in the most effective manner that will best utilize the employees, and the branch operations. There will be yards that will be consolidated into one. We are uncertain at this time exactly which branches will be consolidated and we will communicate to each of you as those decisions are reached. As previously stated, there are many opportunities available for employees in the combined company and all final staffing decisions regarding employees will be made by the combined company once the merger is complete. We will be a much larger company after this merger and we expect tremendous opportunities to beavailable. .
What was the reason for this merger?
This is a tremendous opportunity for our customers, employees and our shareholders. By combining Mobile Mini, Inc. and Mobile Storage Group together, we are in position to offer better customer service through more locations and more product, more opportunities for our people to grow personally and professionally and even better financial opportunities for our investors.

I have deals that I’m working on that I know Mobile Storage is also working on. What should I do?
Again, it is business as usual until the transaction is closed. You should handle business, customers, quotes, etc. exactly as you would normally.
Whom should I contact if I have other questions?
We suggest you handle communication through your normal channels and to whomever you currently report. Keep in mind that not all questions can be answered at this point either because it has not yet been decided, or your supervisor does not know the answer. We encourage each of you to inform your supervisors of your questions and if they do not have the answer they should be forwarded on for answers. We will do our best to keep the lines of communication open for every question that can be given an answer.
This communication contains forward-looking statements, particularly regarding Mobile Mini’s planned merger with Mobile Storage Group, which involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Among the risks and uncertainties that may affect future results are the ability to obtain the approval of the transaction by the Mobile Mini’s stockholders; the ability to obtain governmental approvals of the transaction or to satisfy other conditions to the transaction on the proposed terms and timeframe; and the ability of Mobile Mini to obtain financing. Additional risks and uncertainties are described from time to time in the Company’s SEC filings. Forward-looking statements represent the judgment of the Company, as of the date of they are made (in this instance, the date of this release), and Mobile Mini disclaims any intent or obligation to update forward-looking statements.
This communication is being made in respect of the proposed merger transaction involving Mobile Mini and Mobile Storage Group and may be deemed to be soliciting material relating to the proposed transaction. In connection with the proposed transaction, Mobile Mini will file a proxy statement relating to a special meeting of its stockholders and other relevant documents concerning the proposed transaction with the Securities and Exchange Commission. Before making any voting or investment decision, stockholders of mobile mini are urged to read the proxy statement regarding the proposed transaction and any other relevant documents carefully in their entirety when they become available because they will contain important information about the proposed transaction. The definitive proxy statement will be mailed to Mobile Mini’s stockholders. Stockholders of Mobile Mini will be able to obtain a free copy of the proxy statement, as well as other filings containing information about Mobile Mini without charge, at the Securities and Exchange Commission’s Internet site (http://www.sec.gov). Copies of the proxy statement and the filings with the Securities and Exchange Commission that will be incorporated by reference in the proxy statement can also be obtained, when available, without charge, by directing a request to Mobile Mini, Inc. 7420 South Kyrene Road, Suite 101. Tempe, AZ 85283 Attention: Investor Relations.
Mobile Mini and its respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Mobile Mini’s directors and executive officers is available in Mobile Mini’s notice of annual meeting and proxy statement for its most recent annual meeting and Mobile Mini’s Annual Report on Form 10-K for the year ended December 31, 2006, which were filed with the Securities and Exchange Commission on March 1, 2007 and April 30, 2007, respectively. Other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the Securities and Exchange Commission when they become available.